Exhibit 99.1

Omega Commercial Finance Corporation Acquires VFG Securities Inc., A Broker Dealer with Top Line Revenue of $3-Million

 (January 29, 2013 Miami Florida) Omega Commercial Finance Corporation (OTCQB: OCFN) announces the acquisition of a full service Brokerage Firm and Registered Investment Advisor, VFG Securities Incorporated (“VFG Securities”) and VFG Advisors Inc. (“VFG Advisors”) for a combination of cash and stock. Omega closed on the transaction and has initially acquired a 17% ownership interest with the contractual option to take full control upon final approval by FINRA and upon facilitating the remaining cash and stock consideration for 100% control.  VFG Securities is an established 29-year old full-service broker dealer based in Los Angeles, California that offers 9 lines of investment services through a top clearing firm.  More importantly, VFG Securities offers an Alternative Investment platform that attracts real estate oriented investors, which is integral for the type of assets OCFN seeks to finance as a commercial real estate lender.

Through VFG Advisors, these types of alternative investments have amassed a year-to-date total of $180-million in assets under management.  This significant step is intended to use OCFN’s micro cap growth model to attract privately held financial service companies seeking a sound expansion plan with a visionary ownership team to lead the growth plans.  Operationally, this acquisition positions OCFN to execute its lending strategies by immediately giving it access to capitalization “dollars” for the core lending operations of its wholly owned subsidiaries, Omega Capital Street and Omega CRE Group.   In addition through VFG Securities, OCFN has access to seven experienced and qualified FINRA registered representatives with the current capacity to add producers enabling OCFN to form a Commercial Real Estate Structured Finance Group within VFG Securities.  This assembled team will focus solely on capitalizing the balance sheet of OCFN’s lending subsidiaries through the use of VFG Securities’ current clientele base of 2,000 plus clients and the company’s capital market programs.  Tactically, by OCFN being a publicly traded company, we believe that VFG Securities will be well positioned to attract additional producing registered representatives from other financial-service companies.  Consequently, it also enables OCFN to seek out future acquisitions that include investment bankers with a commercial real estate structure-finance background, registered investment advisors, registered representatives with commercial mortgage back securities and fixed income product experience, commercial real estate asset managers, and independent registered representatives.  Furthermore, OCFN plans to offer and focus on commercial real estate private placements for its loan products allowing operations to have a greater source of capital to lend.

Jon Cummings IV, President of OCFN, commented, “We feel we can attract top producing groups or individual registered representatives and offer them an opportunity to come aboard under our publicly traded platform model that will be the most ideal and efficient method of expanding our operations.  Advantageously, we believe this roll-up strategy through acquiring fully operational firms specializing in financial services, will create many synergies as we expect to integrate VFG Securities’ broker dealer and capital markets operations to act as a catalyst for growth in OCFN’s lending operations.”

OCFN is confident this initial acquisition will build a competitive edge for the company as well as illustrate to its shareholders, its ability and commitment to execute the company’s growth strategy.  Following the acquisition, Jason Vanclef, the Founder and President of VFG, will remain onboard to continue to expand the brokerage firm’s operations with immediate plans to expand offices into New York, Miami, and Chicago all in effort to increase the brokerage firm’s current $3.1 million top-line revenue, which is forecasted to increase OCFN’s 2013 basic and fully diluted EPS by $0.01 per share.

About Us:

Omega Commercial Finance Corp is a publicly traded financial services holding company with up to $180-million in assets under management through its interest in VFG Securities and VFG Advisors.  Collectively, we are capable of providing asset management, investment banking, and capital markets services, institutional finance, and investment advisory solutions to institutions, corporations, investment advisors, family offices, and individuals, with our principal companies operating in the commercial real estate, finance, capital markets sector. As a holding company, OCFN collectively along with its subsidiaries’ management teams have a combined 50 years of experience and knowledge across these business lines.

Safe Harbor

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Omega Commercial Finance Corp., its directors or its officers with respect to, among other things: (i) our expectations regarding revenues and earnings; (ii) our growth strategy and operating strategy; and (iii) our ability to attract new registered representatives. The words "may," "would," "will," "expect," "estimate," "can," "believe," "potential," “project” and similar expressions are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those projected in the forward-looking statements.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Registration Statement on Form S-1 filed on December 12, 2012.